Exhibit (q)

ALPS VARIABLE INVESTMENT TRUST

POWER OF ATTORNEY

I, the undersigned Trustee of the ALPS Variable Investment Trust, hereby appoint Erich Rettinger, Gina Meyer, Brendan Hamill, and Benjamin Winograd Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: any Registration Statement on Form N-1A; any and all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations, or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of such Registration Statement, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 5th day of June 2024.

/s/ Mary K. Anstine
Mary K. Anstine
Trustee

/s/ Jeremy W. Deems
Jeremy W. Deems
Trustee

/s/ David M. Swanson
David M. Swanson
Trustee

/s/ Scott Wentsel
Scott Wentsel
Trustee

/s/ Robert D. McClure
Robert D. McClure
Interested Trustee